UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2016

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25809 (Commission File Number)	46,3837784 (I.R.S. Employer Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On January 12, 2016, the Board of Directors of the Company (the “Board”) appointed Mark Fawcett as a director. In connection with such appointment, the Company intends to enter into the following agreements with Mr. Fawcett: (i) a Board of Directors Agreement; (ii) a Proprietary Information Agreement; and (iii) an Indemnification Agreement. Pursuant to his Directors Agreement, Mr. Fawcett or his designee will be entitled to $1,000 per month as compensation in full for such director’s service on the Board and any committees thereof; provided that to the extent such Board services require out-of-town trips, the Company will compensate Mr. Fawcett or his designee for such additional travel time on the part of Mr. Fawcett at the rate of $1,200 per day or a pro-rated portion thereof. The Company will also reimburse Mr. Fawcett or his designee for reasonable expenses approved in advance, such approval not to be unreasonably withheld by the Company. The Indemnification Agreement with Mr. Fawcett will provide for indemnification and related rights in connection with Mr. Fawcett’s service as a director of the Company.

Mr. Fawcett has served as Senior Vice President and Treasurer of Fresenius Medical Care North America (“Fresenius”), which is listed on the New York Stock Exchange, since 2002. Fresenius is the world’s leading provider of chronic kidney failure products and services. Prior to his joining Fresenius, Mr. Fawcett was Director in Corporate Finance at BankBoston beginning in 1997. Mr. Fawcett had various positions of increasing responsibility beginning in 1988 with Merrill Lynch in New York and London then at The Bank of New York. Mr. Fawcett graduated with a B.A. in psychology from Wesleyan University and a M.B.A. from Columbia University Business School.

On January 19, 2016, the Board appointed Thomas S. Lam, M.D. as a director. In connection with such appointment, the Company entered into the following agreements with Dr. Lam: (i) a Board of Directors Agreement dated January 19, 2016; (ii) a Proprietary Information Agreement dated January 19, 2016; and (iii) an Indemnification Agreement dated January 19, 2016. Pursuant to his Directors Agreement, Dr. Lam is entitled to $1,000 per month as compensation in full for such director’s service on the Board and any committees thereof; provided that to the extent such Board services require out-of-town trips, the Company agreed to compensate Dr. Lam for such additional travel time at the rate of $1,200 per day or a pro-rated portion thereof. The Company also agreed to reimburse Dr. Lam for reasonable expenses approved in advance, such approval not to be unreasonably withheld by the Company. The Indemnification Agreement with Dr. Lam provides for indemnification and related rights in connection with Dr. Lam’s service as a director of the Company.

Dr. Lam has served as Chief Executive Officer of Network Medical Management, Inc. (“NMM”), a management service organization in the healthcare field that provides medical services to patients and healthcare management, since January 2006. Dr. Lam has also served as the Chairman of AMG Physicians Organization Inc. since January 2006. From January 2006 to September 2014, Dr. Lam was the Chairman and CEO of Allied Physicians of California IPA. Since October 2014, he has served as the Chief Administrative and Financial Officer of Allied Pacific of California IPA. Dr. Lam was the recipient of the Corporate Citizens of the Year Award from the Board of Directors of East Los Angeles College Foundation in April 2014. In February 2015, YMCA Board of Directors of West San Gabriel Valley had honored Dr. Lam as the recipient of Heart of the Community Award. Dr. Lam received his medical training from New York Medical College and gastroenterology training from Georgetown University.

2

On October 14, 2015, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with NMM, pursuant to which the Company sold to NMM, and NMM purchased from the Company, in a private offering of securities, 1,111,111 investment units (the “Units”), each unit consisting of one share of the Company’s Series A Preferred Stock and a stock purchase warrant to purchase one share of the Company’s common stock at an exercise price of $9.00 per share. NMM paid the Company an aggregate $10,000,000 for the Units, the proceeds of which were used by the Company primarily to repay certain outstanding indebtedness owed by the Company and the balance for working capital. The transaction was reported in, and the Securities Purchase Agreement was previously filed as an exhibit to, the Company’s Current Report on Form 8-K filed on October 10, 2015.

A copy of the Directors Agreement with Dr. Lam (which contains the Proprietary Information Agreement and Indemnification Agreement as Exhibits A and B, respectively, thereto) is attached hereto as Exhibit 10.2, and is incorporated herein by this reference. A copy of the Directors Agreement, Proprietary Information Agreement and Indemnification Agreement with Mr. Fawcett will be filed by amendment to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the respective Directors Agreements, the Proprietary Information Agreements and the Indemnification Agreements.

Compensatory Arrangements of Certain Officers

On January 12, 2016, the Company’s wholly owned subsidiary, Apollo Medical Management, Inc., entered into a First Amendment to Employment Agreement with each of Warren Hosseinion, M.D., the Company’s Chief Executive Officer and a director, and Adrian Vazquez, M.D., the Company’s Chief Medical Officer. These agreements amend the Employment Agreements dated March 28, 2014 with each such person to provide for the payment of an incentive bonus in the amount of $30,000 to Dr. Hosseinion and $15,000 to Dr. Vazquez, and to provide that unused paid time off (up to 20 days per year) will be paid in cash. A copy of the First Amendment to Employment Agreement with each of Dr. Hosseinion and Dr. Vazquez is attached hereto as Exhibit 10.3 and 10.4, respectively, and is incorporated herein by this reference. The foregoing description is qualified in its entirety by reference to such agreements.

On January 12, 2016, the Company entered into a Consulting Agreement with Flacane Advisors, Inc. (“Consultant”) of which Gary Augusta, Executive Chairman of the Board, is the sole shareholder, to replace a substantially similar Consulting and Representation Agreement that expired by its terms on December 31, 2015. Under the Consulting Agreement, the Consultant is entitled to a signing bonus of $30,000, is paid $25,000 per month, and is also eligible to receive options to purchase shares of the Company’s common stock as determined by the Board. The Consultant, through the services of Mr. Augusta, provides business and strategic services and makes Gary Augusta available to serve as the Company’s Executive Chairman of the Board.

3

A copy of the Consulting Agreement is attached hereto as Exhibit 10.5 and is incorporated herein by this reference. The foregoing description is qualified in its entirety by reference to the Consulting Agreement.

Indemnification Agreement with Certain Officers

On January 14, 2016, the Company and William R. Abbott entered into an Indemnification Agreement effective as of September 21, 2015, the date that Mr. Abbott was appointed acting Chief Financial Officer of the Company upon the resignation of his predecessor. Mr. Abbott’s appointment was previously disclosed in the Company’s Current Report on Form 8-K filed on September 25, 2015. The Indemnification Agreement with Mr. Abbott provides for indemnification and related rights in connection with Mr. Abbott’s service as an executive officer of the Company.

A copy of the Indemnification Agreement with Mr. Abbott is attached hereto as Exhibit 10.6 and is incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure.

On January 13, 2016 and January 19, 2016, the Company issued press releases announcing the director additions described in Item 5.02 of this Form 8-K. A copy of the Company's press releases are furnished with this Form 8-K and attached hereto as Exhibits 99.1 and 99.2, respectively. The information in Exhibits 99.1 and 99.2 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Directors Agreement with Mark Fawcett
10.2	Directors Agreement dated January 19, 2016 with Thomas Lam, M.D.
10.3+	First Amendment to Employment Agreement dated January 12, 2016 between Apollo Medical Management, Inc. and Warren Hosseinion, M.D.
10.4+	First Amendment to Employment Agreement dated January 12, 2016 between Apollo Medical Management, Inc. and Adrian Vazquez, M.D.
10.5+	Consulting Agreement dated January 12, 2016 between Apollo Medical Holdings, Inc. and Flacane Advisors, Inc.
10.6+	Indemnification Agreement effective as of September 21, 2015 between Apollo Medical Holdings, Inc. and William R. Abbott
99.1	Press release dated January 13, 2016
99.2	Press release dated January 19, 2016

* To be filed by amendment
+ Management contract or compensatory plan, contract or arrangement

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2016	APOLLO MEDICAL HOLDING, INC.

	By	/s/ Warren Hosseinion
Warren Hosseinion
Chief Executive Officer

5